INFORMATION STATEMENT

                            August 2, 1999

To the Holders of Audiogenesis Systems, Inc. Common Stock:

This Information Statement is being mailed to the shareholders of record of Audiogenesis Systems, Inc. ("Audiogenesis") on July 29, 1999, in connection with the acquisition of Allstates Air Cargo, Inc. ("Allstates") by Audiogenesis.

All of the corporate actions necessary to approve the acquisition have been approved by the Audiogenesis board of directors, as well as shareholders holding a majority of the shares of Audiogenesis common stock. No further approval is necessary by the shareholders, but the non-consenting shareholders are entitled to be informed of such corporate actions in advance of the date such actions will be effective, and under new jersey law, to certain dissenters' rights.

We are not asking you for a proxy, and you are requested not to send in a proxy.

       The Acquisition of Allstates.

       Allstates is an air freight company headquartered in Forked River, New Jersey, which provides domestic and international freight forwarding services to over 1,300 customers. Allstates operates 20 branch offices throughout the United States, including Hawaii, and employs ninety-five people. In addition, Allstates has offices or agents in Europe and South America.

       Audiogenesis will acquire Allstates by issuing 18,000,000 shares of its common stock to the sole shareholder of Allstates, Joseph Guido, and by assuming $2,560,000 of obligations of Mr. Guido which were incurred in his acquisition of fifty percent of the Allstates stock from the estate of his former partner.

       After the Allstates Closing, Joseph Guido will own 55.37% of the common stock of Audiogenesis.

       Simultaneously with the Allstates Closing, Robert R. Guinta, our Chairman of the Board of Directors and Secretary will step down in favor of Mr. Guido, who will be the new Chairman. Also, two new directors will be appointed, Barton Theile, the Executive Vice President of Allstates and Craig Stratton, the CFO, Secretary and Treasurer of Allstates. After the Allstates Closing, our management will be as follows:

        Name                  Position

        Joseph Guido          Chairman of the Board
        Sam DiGiralomo        President, Director
        Barton Theile         Executive Vice President, Director
        Craig Stratton        CFO, Secretary, Treasurer,  Director

Immediately prior to closing, we will have 14,509,872 shares of common stock outstanding. After Closing and the issuance of 18,000,000 shares of our common stock to Mr. Guido, we will have 32,509,872 shares of common stock outstanding.

After Closing, we expect to change our name to better express our expanded business and global market.

You can view and download a copy of the Allstates Agreement which was filed with the Securities and Exchange Commission on June 29, 1999 as an exhibit to a Form 8-k at the following Internet address (which you should enter exactly as indicated) or we will provide a copy of the Allstates Agreement to you upon request :

       http://www.sec.gov/cgi-bin/srch-edgar?0001072293

       DISSENTERS' RIGHTS. Under N.J.S.A. 14:A10-3, you are entitled to dissent to the Allstates Acquisition and to be paid the fair value of your shares of Audiogenesis.

       To assert and enforce this right, you are required, under New Jersey law, to follow the following procedure: deliver to Sam DiGiralomo, at 7 Doig Road, Suite 3, Wayne, New Jersey, 07470, prior to August 25, 1999, (i) a written notice of dissent, stating that you intend to demand payment for the fair value of your shares, (ii) your stock certificate(s) and (iii) a Medallion-guaranteed stock power for such certificate(s).

       The fair value of your shares for which you will have demanded payment will be as of July 28, 1999, the date of approval of the Agreement by the shareholders holding a majority of the shares of Audiogenesis.

       If you dissent you will no longer be entitled to any shareholder's rights with respect to the shares you own at the time of the dissent.

OUR PRESENT BUSINESS. Our safety products sales division which currently maintains operations on the premises of a "Fortune 100" pharmaceutical company is in its 17th year. As part of this business we have gained significant experience designing and implementing customized applications for inventory control and billing for both domestic and international operations. We believe this experience will be beneficial to the domestic and international operations of Allstates.

We also have expanded our training division to include production of audio-visual sales and training products for businesses. This experience should also provide support for the sales and marketing programs of Allstates.

       In recent years, we had focused a segment of our business on the development of two devices; a device for the treatment of tinnitus (ringing in the ears) and an ultrasonic echolocation device which is intended to provide information concerning their immediate surroundings to the visually impaired and to sighted persons in situations of low visibility. We intend to continue to explore opportunities for the tinnitus device which was developed by us, but in view of the Allstates acquisition we have determined to discontinue development of the echolocation device, and have terminated the Echolocation License granted by Virginia Commonwealth University.

The most complete source of information concerning our Company is contained in the Form 10-SB we filed with the S.E.C. and our subsequent filings made with the S.E.C., all of which can be found on the S.E.C.'s "EDGAR" system by accessing the following web site:

       http://www.sec.gov/cgi-bin/srch-edgar?0001072293

Upon request, we will supply a copy of any of such documents to you.

                      ALLSTATES AIR CARGO, INC.

       Allstates Air Cargo, Inc. (Allstates) is a New Jersey corporation headquartered in Forked River, New Jersey. Allstates was founded by Joseph M. Guido, its current President and CEO and opened its first terminal in Newark, New Jersey in 1961. Allstates provides domestic and international freight forwarding services to over 1,300 customers utilizing ground transportation, commercial air carriers, and ocean vessels. Allstates operates 20 branch offices throughout the United States, including Hawaii, and employs ninety-five people. In addition, Allstates has a European branch office located in London, England that does business as Allstates Allcargo (UK), Ltd.

       Allstates has agreements with domestic and international strategic partners and a network of agents throughout the world. Recently, Allstates formed strategic alliances with two established freight forwarding companies. The first alliance partner is located in Belgium. As part of the alliance, a new corporation was created and named Allstates Allcargo Belgium N.V., a Belgian corporation which has its principle office at Brussels airport. The second alliance partner is located in Germany and has its principle office in Frankfurt. Allstates plans to endeavor to increase its global market share by forming additional strategic alliances and effecting selective acquisitions.

        Allstates neither owns or nor operates any aircraft or ships. By not owning or operating its own equipment, Allstates believes it is able to provide more flexible delivery schedules and shipment size. In addition, by eliminating the substantial fixed expenses associated with the ownership of such equipment, Allstates has been able to effect certain cost savings.

MARKETING AND LICENSING

       Allstates markets its services through a network of 20 domestic branch offices, its UK operation, its European and South American strategic alliances, and other selected agents throughout the world.

       Allstates utilizes a combination of professionally prepared advertising materials, highly trained sales and operations/customer services professionals, direct mail, assorted promotional items, and audio/visual presentations. Allstates maintains 30 full time sales personnel operating from 20 domestic branch offices. Of the 20 domestic locations, 14 are company-owned, and the remaining 7 are licensees and agents.

       Allstates has formed strategic alliances in approximately 10 foreign countries with which it shares information, customers and profits.

       Allstates has completed several licensee agreements and has created two new divisions, one of which is GTD Logistics, which is involved in all aspects of ground transportation (trucking). The other division is called Allstates Logistics. This division holds an NVOCC (Non Vessel Operating Common Carrier) license, and is responsible for the ocean freight segment of Allstates.

INFORMATION SYSTEMS

       A primary component of Allstates's business strategy is the continued development of its advanced information systems. Allstates has invested substantial management and financial resources in the development of its information systems in an effort to provide accurate and timely information to its management and customers. Allstates continues to upgrade its information systems. Highlights of the information system are:

               Real-time information available to employees and customers, includes customer service, operations, sales and accounting

               Centralized system located in Forked River, New
Jersey, with terminals throughout all offices; also capable of dial-up by customers (through direct dial-up or via Internet); includes internal and external e-mail

               System tracks shipments from pickup order to delivery; confirms "on-board" and "out for delivery" status

               System can produce several daily, monthly, yearly reports covering operations, sales and accounting information:

                      (1)     Operations reports (inbound, outbound
                               and on-hand reports)
                      (2)     Sales reports (revenue, customer
                               client list)
                      (3)     Customer reports (POD report, shipping
                               history report)
                      (4)     Accounting reports (P&L reports)

               System auto rates revenues and costs

               System is capable of EDI (Electronic Data Interchange)

               System is flexible in customizing reports to meet customer needs

               System is "bar-code" capable

               System allows customers to dial up and retrieve rate
                quotes and POD information

               System produces shipping labels and computerized airbills and airline bills

COMPETITION

Allstates competes with other companies in the same business, some of which are much larger and have substantially greater resources. There are approximately 1,500 direct competitors of various sizes throughout the country. The methods by which Allstates chooses to compete include highly skilled and experienced upper and middle management, a proprietary site-licensing program, cost control, professional sales representation, highly trained operations and customer service personnel, employee and customer premium awards program, and a wide range of enhanced services. In addition, we believe that the integration of Audiogenesis' experience and expertise with respect to its audio-visual sales and training division and its applications for inventory control will provide the Company with added benefits for its customers. Allstates also owns its proprietary and customized computer software and the most advanced hardware. Allstates's website is currently under construction, and should be completed by November 1, 1999.
Allstates's major competitors nationwide are Federal Express, BAX, Eagle USA, and United Parcel Service. At each of Allstates's locations, there are regional carriers who have strength in the local marketplace. They, for the most part, all provide air, sea and ground services. Service levels and pricing vary substantially based upon geographic and customer volume criteria.

In order to remain competitive, Allstates negotiates with its vendors to meet the appropriate service and pricing levels in its markets. In addition to competitive pricing, Allstates strives to provide its customers, with excellent service, highly trained inside operations personnel, and state of the art computer services.
CUSTOMERS

       Over the 38 years of its operations, Allstates estimates that it has done business with over 25,000 customers. Some of Allstates's major customers over the years have been J.B. Williams, Raytheon, Giorgio Perfume, Cosmair, Ashton Tate, Merisel
Corporation, Budd Corporation, Home Box Office (a division of Time-Warner), Sensormatic, and AT&T. No one customer accounts for more than 5% of sales.

LICENSING AND GOVERNMENT REGULATION

       Allstates is the holder of Non Vessel Operating Common Carrier and Federal Maritime Commission certification, and must be in compliance with the regulations governing such certifications. Also, Allstates must be in compliance with the regulations of the Federal Aviation Administration that apply to the business of Allstates. Allstates believes that it has the resources, expertise and experience to continue its compliance with all Federal agencies and regulations.

       Allstates relies primarily on a combination of copyright and trademark laws, trade secrets, confidentiality procedures and contractual provisions to protect its proprietary technology. For example, Allstates licenses its software pursuant to signed license agreements, which impose certain restrictions on the licensees' ability to utilize the software. In addition, Allstates seeks to avoid disclosure of its trade secrets, including requiring those persons with access to Allstates's proprietary information to execute confidentiality agreements with Allstates and restricting access to Allstates's source code. Allstates seeks to protect its software, documentation and other written materials under trade secret and copyright laws, which afford only limited protection.
Despite Allstates's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of Allstates's products or to obtain and use information that Allstates regards as proprietary. Policing unauthorized use of Allstates's products is difficult, and, while Allstates is unable to determine the extent to which piracy of its software products exists, software piracy can be expected to be a persistent problem. In addition, the laws of many countries do not protect Allstates's proprietary rights to as great an extent as do the laws of the United States. There can be no assurance that Allstates's means of protecting its proprietary rights will be adequate or that Allstates's competitors will not independently develop similar technology.

To date, Allstates has not been notified that Allstates's products infringe the proprietary rights of third parties, but there can be no assurance that third parties will not claim infringement by Allstates with respect to current or future products. Allstates expects that software product developers will increasingly be subject to infringement claims as the number of products and competitors in Allstates's industry segment grows and the functionality of products in different industry segments overlaps. Any such claims, with or without merit, could be time-consuming, result in costly litigation, cause product shipment delays or require Allstates to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to Allstates or at all, which could have a material adverse effect upon Allstates's business, operating results and financial condition.

EMPLOYEES

As of August 2 1999, Allstates employed 95 individuals (of which 15 are part time), 41 of whom were engaged in operations and customer service, 30 in sales, marketing and related activities and 24 in finance and administration. Allstates's success is highly dependent on its ability to attract and retain qualified employees. The loss of any of Allstates's senior management or other key sales and marketing personnel could have a material adverse effect on Allstates's business, operating results and financial condition.

FACILITIES

Allstates's principal administrative, sales, marketing, support and product development facility is located in Forked River, New Jersey. Allstates believes that its existing facilities are adequate to support Allstates's activities for the foreseeable future. Listed below are representative offices from Allstates different geographical areas.

Forked River, New Jersey               7,000 square feet office
Los Angeles, California                15,000 square feet of office and
                                        warehouse space
Newark, New Jersey                     12,000 square feet of office and
                                         warehouse space
Kansas City, Missouri                  3,000 square feet of office and
                                         warehouse space
Pittsburgh, Pennsylvania               2,880 square feet of office and
                                         warehouse space
Baltimore, Maryland                    2,775 square feet of office and
                                          warehouse space
London, England                        5,000 square feet of office and
                                          warehouse space

Allstates also has facilities in the following cities, some of which are operated by the domestic licensees and agents of Allstates: Saint Louis, Missouri, Honolulu, Hawaii, Houston, Texas, Indianapolis, Indiana, Minneapolis, Minnesota, New York, New York, Philadelphia, Pennsylvania, Raleigh, North Carolina, San Diego, California, San Francisco, California, Shreveport, Louisiana, Atlanta, Georgia, Boston, Massachusetts, Chicago, Illinois and Dallas, Texas.

LEGAL PROCEEDINGS

Allstates has no material legal proceedings.

MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

The directors, executive officers and key employees of Allstates, their positions with Allstates and ages as of August 2, 1999 are as follows:

NAME                  AGE            POSITION

Joseph M. Guido        64             President, CEO and sole director
Barton C. Theile       52             Executive Vice President
Craig Stratton         46             CFO, Secretary, Treasurer

JOSEPH M. GUIDO, the founder of Allstates, has served as its President and CEO since 1961. Prior to forming Allstates Air Cargo, Inc., Mr. Guido served as a freight supervisor with American Airlines, and as a sales and station manager for Air Cargo Consolidators.

BARTON C. THEILE has served Allstates as a sales representative, operations manager, and Executive Vice President over a period of 19 years. In addition to his experience at Allstates, Mr.

Theile was President of Cargo Logistics Group, LLC and has been involved in sales, marketing operations and administration in the transportation industry for over 25 years.

CRAIG STRATTON has been the Chief Financial Officer for Allstates since November 1997. Before joining Allstates, Mr. Stratton held, for three years, the position of Corporate Controller for Programmer's Paradise, Inc. a cataloger and distributor of technical software. Beginning in 1990, he was Controller for Baronet Corporation, an importer and distributor of leather goods accessories. In 1971, he joined the finance department of Contel IPC, a specialty telephone systems manufacturer and service provider, where he held various positions of increasing responsibility in corporate accounting, including an appointment to Assistant Controller in 1987. In 1973, Mr. Stratton received his B.S. in accounting, and in 1980 he earned his MBA. Mr. Stratton has been a CPA since 1986.

EXECUTIVE COMPENSATION

                        SUMMARY COMPENSATION TABLE

             Annual Compensation            Long term compensation
             -----------------------       --------------------------
Name and     Year  Salary  Bonus  Other    Awards                       All
Principal            ($)    ($)   Annual  Restrict-  Options/  LTIP    Other
Position                          Compen- ed Stock   SARs(#)   Pay-  Compensa-
                                  sation     ($)       ($)    outs($) tion ($)
----------   ----  ------- -----  -------- --------- --------- ------ --------
J.           1999  308,000  0       0       None       None     (2)     None
Guido,
President

B. Theile,   1999  207,922  0      2,600    None       None     (2)     None
 Exec. VP                           YTD
                                    (1)

C.
Stratton,    1999  100,000  0       0       None       None     (2)     None
CFO,
Secretary,
Treasurer


__________________

(1) Receives 33% of GTD Logistics' profit after all expenses have been deducted.
(2) All officers and directors participate in 401(k) and profit sharing plans.

FALLON & FALLON LLP
                                            CERTIFIED PUBLIC ACCOUNTANTS
                                            1392 ROUTE 36, SUITE 102
                                            HAZLET, NEW JERSEY 07730-1716
                                            TELEPHONE: (732) 888-2070
                                            FAX:  (732) 888-6245




                      REPORT OF INDEPENDENT ACCOUNTANTS

To the board of directors
Allstates air cargo, inc.
And subsidiaries

 We have audited the accompanying consolidated balance sheets of allstates air cargo, inc. and subsidiaries(the "company") as of september 30, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material Respects, the consolidated financial position of Allstates Air Cargo, Inc. and subsidiaries as of September 30, 1998 and 1997, and the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.




       HAZLET, NEW JERSEY
       MAY 19, 1999
                                     -9-

                 ALLSTATES AIR CARGO, INC. AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEETS
                      AS OF SEPTEMBER 30, 1998 AND 1997

                                   ASSETS
                                                       1998           1997
Current assets:                                        ----           ----
  Cash and cash equivalents                          $ 175,673     $ 200,978
  Accounts receivable - trade, net of allowance
    for doubtful accounts of $410,501 in 1998
    $577,990 in 1997                                 3,796,346     4,058,905
  Prepaid expenses and other assets                     85,659        53,942
  Deferred income taxes                                165,502       228,981
                                                     ---------     ---------
     Total current assets                            4,223,180     4,542,806

  Property, plant and equipment, net                   477,449       476,040
  Security deposits                                    104,759        20,514
  Deferred income taxes                                 34,090         4,958
  Other assets                                         184,629       165,573
                                                     ---------     ---------
     Total assets                                   $5,024,107    $5,209,891


                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                  $2,824,374    $3,291,845
  Accrued expenses                                     482,063       353,766
  Short-term bank borrowing                            400,000       280,000
  Current portion of notes payable                     101,084       113,914
  Income taxes payable                                    -            4,379
  Note payable, related party                             -              -
  Interest payable, related party                         -           20,384
                                                     ---------     ---------
      Total current liabilities                      3,807,521     4,064,288

Long-term notes payable, less current portion           69,618       100,865
                                                     ---------     ---------
      Total liabilities                              3,877,139     4,165,153
                                                     ---------     ---------
Commitments and contingencies

Stockholders' equity:
  Common stock, no par value, 1,000 shares
    authorized, 210 shares issued and
    outstanding                                          6,000         6,000

  Deferred financing costs                           (  60,000)    (  50,000)
  Currency translation adjustments                   (   9,824)    (   1,447)
  Retained earnings                                  1,210,792     1,090,185
                                                     ---------     ---------
       Total stockholders' equity                    1,146,968     1,044,738
                                                     ---------     ---------
       Total liabilities and stockholders' equity   $5,024,107    $5,209,891
                                                     =========     =========

   The accompanying notes are an integral part of the consolidated financial statements.

                  ALLSTATES AIR CARGO, INC. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF OPERATIONS
               FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1997






                                                       1998           1997
                                                       ----           ----
Revenues                                          $25,997,927    $25,133,787
Cost of                                            16,304,751     15,729,005
                                                   -----------    ----------

    Gross profit                                    9,693,176      9,404,782

Selling, general and administrative expenses
(includes rent expense to related party of
 $92,203 and $86,150, respectively)                 9,416,799      9,318,419
                                                   -----------    ----------
    Income from operations                            276,377         86,363

Interest income                                         9,512          1,887

Interest expense (includes interest expense
  due to related party of $0 and $13,467,
  respectively)                                     (  54,061)     (  45,301)

Other income                                           19,733         33,195
                                                   -----------    ----------

    Income before income tax provision                251,561         76,144

Income tax provision                             (    130,954)     (  98,553)

    Net income (loss)                          $      120,607     $(  22,409)
                                                   ===========    ==========





The accompanying notes are an integral part of the consolidated financial statements.

                  ALLSTATES AIR CARGO, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1997

                                               Deferred        Currency                         Total
                            Common Stock      Financing       Translation      Retained      Stockholders'
                        Shares      Amount      Costs         Adjustments      Earnings         Equity
                        ------      ------    ----------     -------------    ----------     --------------
Balance at
 September 30, 1996      210       $6,000     $    -         $    -           $1,112,594       $1,118,594

Deferred financing
 costs                    -           -        (50,000)           -               -                50,000

1997 net loss             -           -            -              -              (22,409)        ( 22,409)

Currency translation
 adjustments              -           -            -            (1,447)           -              (  1,447)
                        ------      ------    ----------     -------------    ----------     --------------
Balance at
 September 30, 1997      210        6,000      (50,000)         (1,447)        1,090,185        1,044,738

Deferred financing
 costs                                         (10,000)                                          ( 10,000)

1998 net income                                                                  120,607          120,607

Currency translation
 adjustments              -           -            -            (8,377)           -              (  8,377)
                        ------      ------    ----------     -------------    ----------     --------------
Balance at
 September 30, 1997      210       $6,000     $(60,000)        $(9,824)       $1,210,792       $1,146,968
                        ======      ======    ==========     =============    ==========     ==============

The accompanying notes are an integral part of the consolidated financial statements.

                  ALLSTATES AIR CARGO, INC. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1997

                                                       1998           1997
                                                       ----           ----
Cash flows from operating activities:
  Net income (loss)                               $  120,607     $ ( 22,409)
  Adjustments to reconcile net income to net
   Cash used in operating activities:
     Depreciation                                    179,012        154,745
     Provision for doubtful accounts                   6,703        182,500
     Gain (loss) on sale of equipment                  2,328        ( 1,200)
     Deferred income taxes                            34,347        ( 4,045)
     (Increase) decrease in assets:
        Accounts receivable                          255,856       (829,092)
        Prepaid expenses and other assets           ( 50,773)      (218,748)
        Security deposits                           ( 84,245)      (  2,400)
   Increase (decrease) in liabilities:
        Accounts payable and accrued expenses       (339,174)       360,203
        Income tax payable                          (  4,379)      ( 74,064)
        Interest payable, related party             ( 20,384)         3,467
                                                   ----------     ----------
          Net cash provided by (used in) operating
            activities                                99,898       (451,043)

Cash flows from investing activities:
  Purchase of equipment                             (110,924)      (108,042)
  Proceeds from sale of equipment                     42,343          1,200
          Net Cash Used In Investing Activities     ( 68,581)      (106,842)
                                                   ----------     ----------
Cash flows from financing activities:
  Repayments under notes payable                   ( 157,944)      (110,246)
  Repayments under short-term bank borrowings       (280,000)          -
  Repayments under note payable, related party          -          (200,000)
  Borrowings under short-term bank borrowings        400,000        280,000
  Deferred financing costs                         (  10,000)      ( 50,000)
                                                   ----------     ----------
          Net cash used in financing activities   (   47,944)     (  80,246)
                                                   ----------     ----------
Net increase (decrease) in cash and
   cash equivalents                               (   16,627)      (638,131)
Currency translation adjustments                  (    8,678)      (    676)
Cash and cash equivalents, beginning of year         200,978        839,785
                                                   ----------     ----------
Cash and cash equivalents, end of year            $  175,673    $   200,978
                                                   ==========     ==========

Supplemental disclosures of cash flow information:
  Cash paid during the year for income taxes      $  100,986    $   176,662
  Cash paid during the year for interest          $   75,411    $    41,834
  Equipment acquired through notes payable        $  113,867    $   127,075

The accompanying notes are an integral part of the consolidated financial statements.

                   ALLSTATES AIR CARGO, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

1.   Organization:

Allstates Air Cargo, Inc. has been providing domestic and international air freight service since 1962. Allstates Air Cargo, Inc. maintains operating facilities throughout the United States and operates in one principal industry segment.

The Company has two wholly owned subsidiaries, Allstates Allcargo (US), Inc., who owns Allstates Allcargo (UK) Ltd. (the "affiliate"), a corporation organized under the laws of England and Allstates Logistics, a New Jersey corporation. In January 1999, the Company purchased the minority interest of the affiliate for approximately $11,000. Allstates Logistics, Inc. was incorporated in December 1997 for the purpose of offering its customers ocean freight service.

2.   Summary of Significant Accounting Policies:

Principles of Consolidation
The accompanying financial statements include the assets, liabilities and earnings (loss) of Allstates Air Cargo, Inc. and subsidiaries and its affiliate (collectively, the "Company"). All material intercompany accounts and balances have been eliminated.

Translation of Foreign Currencies
Assets and liabilities of the affiliate whose functional currency is British pounds are translated at year-end rates of exchange and revenues and expenses are translated at weighted average exchange rates prevailing during the year. Resulting translation adjustments and the related income tax effects, are accumulated in the currency translation adjustment component of stockholders' equity. Currency translation gains and losses are recognized in income currently.

Revenue Recognition
Revenues are recognized at the time the freight departs the terminal of origin. This method approximates recognizing revenues when shipment is completed.

Cash Equivalents
For purposes of the statement of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Concentration of Credit Risk
Financial instruments which potentially subject the Company to a concentration of credit risk consists principally of cash and accounts receivable. The Company places its cash primarily with one quality financial institution. The Company had a cash balance on deposit with this bank at September 30, 1998 that exceeded the $100,000 balance insured by the F.D.I.C.

                  ALLSTATES AIR CARGO, INC. AND SUBSIDIARIES
             Notes to Consolidated Financial Statements (continued)

2.   Summary of Significant Accounting Policies (continued):

Concentration of Credit Risk (continued)
The Company provides services to customers in diverse industries located primarily in the United States. Substantially all sales are denominated in the U.S. dollar. Management believes that concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base and their dispersion across many different industries and geographic regions. For the year ended September 30, 1997, $2,536,501 or 10% of the Company's consolidated revenues were earned from one major customer. The loss of this customer could have a material adverse effect on the Company's consolidated financial position and results of operations. No customer represented 10% or more of consolidated revenues for the year ended September 30, 1998. The Company performs ongoing credit evaluations of its customers to minimize credit risk.

Fair Value of Financial Instruments
The carrying amount of current notes payable approximates fair value because of the short maturity of these items. The Company's line of credit has a variable interest rate which adjusts with changes in market interest rates, and the book value of such indebtedness is deemed to approximate fair value. It is not practicable to estimate the fair value of long-term notes payable as the cost of obtaining an independent valuation appears excessive considering the materiality of the instruments to the Company. It is also not practicable to estimate the fair value of note payable, related party because of the association with the majority stockholder.

Property, Plant and Equipment
Property and equipment consist principally of buildings and improvements, vehicles, computers and computer software, office equipment and furniture and fixtures and is stated at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the assets which is generally three to fifteen years. Expenditures for maintenance and repairs, which do not extend the economic useful life of the related assets, are charged to operations as incurred. Gains or losses on disposal of equipment are reflected in the statements of operations.

Income Taxes
The Company follows the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Estimates Used in Preparation of Financial Statements
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses for the periods reported.
Actual results could differ from these estimates.

                  ALLSTATES AIR CARGO, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


3.  Correction of an Error
During 1998, the company discovered an error in the amount of $89,271 in its affiliates accounts payable. The effect of the correction of this error resulted in a decrease of $89,271 in net income for the year ended September 30, 1997, resulting in a loss for the period of $22,409. Accordingly, the financial statements have been restated for the above adjustments.

4.  Property, plant and equipment:
Property and equipment costs consist of the following at:



                                                 September 30,  September 30,
                                                      1998         1997
                                                 -------------  -------------
Land                                              $   30,000     $   30,000
Buildings and improvements                           180,294        180,294
Vehicles                                             633,287        659,098
Computer and other equipment                         198,992        105,121
Computer software                                    144,137        144,137
Furniture and fixtures                                47,843         38,333
                                                   ----------     ----------
                                                   1,234,553      1,156,983

Less: accumulated depreciation                       757,104        680,943
                                                   ----------     ----------
                                                  $  477,449    $   476,040
                                                   ==========     ==========

Depreciation expense charged to income from operations for the years ended September 30, 1998 and 1997 was $179,012 and $154,745, respectively.

     5.   Other Assets:
On April 14, 1997, the Company pledged $165,573 as a condition of obtaining a HM Customs and Excise bond. The purpose of the bond is to guarantee payment of value added taxes and excise taxes that the Company's affiliate will collect from its customers. The cash pledged is maintained in a certificate of deposit in a financial institution earning interest at approximately 5%.
At September 30, 1998 the cost approximated fair market value. The certificate of deposit matured on April 14, 1999 and was renewed for one year.

6.   Notes Payable:
Notes payable consisted of the following:
                                               September 30,    September 30,
                                                   1998             1997
                                               -------------    ------------
1.90% to 10.90% interest on various notes
  payable                                         $170,702         $214,779

Less: current portion                              101,084          113,914
                                                 ---------        ---------
Notes payable, net of current portion            $  69,618         $100,865
                                                 =========        =========

                  ALLSTATES AIR CARGO, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


6.   Notes Payable (continued):
The notes payable are collateralized by certain vehicles of the Company.

Total maturities of notes payable as of September 30, 1998 are as follows:

         Year ending
         September 30,
            1998          $101,084
            1999            50,017
            2000            19,601
                          --------
                          $170,702
                          ========

7.    Short-Term Bank Borrowing:
The Company has a $1,000,000 line of credit agreement with a bank, which expires September 28, 1999. Interest on outstanding borrowings currently accrues at the Wall Street Journal's prime rate of interest less .25% per annum (8.25% at September 30, 1998). The interest rate is predicated upon the Company maintaining a compensating account balance in a non-interest bearing account equal to at least 15% of the outstanding principal balance. If, at any time, the Company fails to maintain the compensating balance, the interest rate will increase by 1% over the rate currently accruing. The line of credit is collateralized by the Company's accounts receivable. Advances under the line of credit are limited to 70% of accounts receivable sixty days or less.

At September 30, 1998, there was $400,000 of outstanding borrowings under this agreement. The loan is due and payable in full at maturity or upon demand in the event of default.

8.   Income Taxes:
The Company's 1998 and 1997 provision for income taxes consists of the following:

                                                For the year ended
                                                   September 30,
                                               1998            1997
                                               ----            ----
                Current:
                  Federal                   $ 73,675        $  76,466
                  State                       22,932           26,132
                                            --------        ---------
                                              96,607          102,598
                Deferred:
                  Federal                     27,909         (  3,115)
                  State                        6,438         (    930)
                                            --------        ----------
                                              34,347         (  4,045)
                                            --------        ----------
                                            $130,954         $ 98,553
                                            ========        ==========

                  ALLSTATES AIR CARGO, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


8.   Income Taxes (continued):
The difference between the United States federal statutory tax rate and the Company's effective tax rate for 1998 and 1997 are as follows:


                                                For the Year Ended
                                                   September 30,
                                               1998            1997
                                               ----            ----
United States federal statutory tax rate      34.0%             34.0%
State taxes, net of federal benefit            6.1%              6.1%
Non-deductible expenditures                   15.1%             17.8%
Other                                          1.2%              1.7%
                                              -----             -----
                Effective tax rate            56.4%             59.6%
                                              =====             =====

The tax effect of temporary differences which make up the significant components of the deferred tax asset for financial reporting purposes at September 30, 1998 and 1997 are as follows:

                                           1998              1997
                                           ----              ----
Deferred tax assets:
   Accounts receivable                  $165,502           $228,981
   Equipment                              34,090              4,958
                                        --------           --------
Deferred tax assets                     $199,592           $233,939
                                        ========           ========

The Companies affiliate has income tax loss carryforwards amounting to $187,000. The deferred tax asset as a result of this carryforward has been offset in full by a valuation allowance.

9.   Pension Plans:
Effective May 1994, the Company adopted a discretionary non-standardized 401(k) profit sharing plan. The terms of the plan provide for eligible employees ("participants") who have met certain age and service requirements to participate by electing to contribute up to the maximum percentage allowable not to exceed the limits of Code Section 401(k), 404 and 415 (the "Code"). For 1998, the maximum percentage allowed by the Code was the lesser of 25% of an employees' compensation of which 15% is tax deductible, or $10,000. The Company may make matching contributions equal to a discretionary percentage, as determined by the Company, up to 6% of a participants' salary. Company contributions vest at the rate of 20% of the balance at each employees' third, fourth, fifth, sixth, and seventh anniversary of employment. The employees' contributions are immediately vested. The Company's contribution to the plan for the years ended September 30, 1998 and 1997 was $11,594 and $20,995, respectively. The plan also allows employer discretionary contributions allocated in accordance with participants' compensation. The Company did not make any discretionary contributions to the plan for the years ended September 30, 1998 and 1997.

                  ALLSTATES AIR CARGO, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


     10.  Related Party Transactions:
The Company leases real estate in two locations from the sole stockholder of the Company. Rent expense under these arrangements for the years ended September 30, 1998 and 1997 was $92,203 and $86,150, respectively.

11.    Stockholders' Equity:
The Company has incurred direct costs associated with plans to obtain additional debt or equity financing. These costs have been shown separately in the equity section of the consolidated balance sheet and deducted from total stockholders' equity and will be expensed if the financing is not obtained.

     12.  Commitments and Contingencies:

Lease Commitments
The Company leases certain terminal facilities and its corporate headquarters under operating leases which expire over the next four years. These operating leases provide the Company with the option to renew it's lease at the then fair rental value. Generally, management expects that leases will be renewed or replaced by other leases in the normal course of business. In September 1998 the Companies' affiliate leased terminal facilities in the U.K. for approximately $80,000 annually for ten years. The affiliate plans to sublet a portion of the space. Future minimum lease payments under all leases with initial or remaining noncancellable lease terms in excess of one year are as follows as of September 30, 1998:

           Year ending
          September 30:
          -------------
              1999        $   330,012
              2000            289,962
              2001            170,712
              2002            132,914
              2003            130,240
               Thereafter     427,125
                           ----------
                           $1,480,965


Rent expense under operating leases for the years ended September 30, 1998 and 1997 was $365,968 and $342,751, respectively.

In addition, the Company sublet office space and has recorded $17,360 and $18,691 in rental income for the years ended September 30, 1998 and 1997, respectively.

                 ALLSTATES AIR CARGO, INC. AND SUBSIDIARIES

     13.  Litigation:
The Company is involved in legal proceedings, claims and litigation including employee matters and other matters arising in the normal course of business. In the opinion of management, the outcome of such current legal proceedings will not materially affect the Company's consolidated financial position when resolved in a future period.

The Company is also involved in an environmental proceeding. In December 1996, five underground storage tanks ("USTs") and two aboveground storage tanks were removed from a facility in which the Company leases office space. Post-excavation sampling results confirmed that certain soil contamination remained present after the removals at the location of two of the USTs. Also, at the time of the removals, free-floating groundwater contamination was observed in the area of these two former USTs. In response, the Company entered into a Memorandum of Agreement with the New Jersey Department of Environmental Protection (the "DEP") on June 11, 1997 to address the contamination. The Company installed three monitoring wells and sampled the wells in December 1997. Negotiations with the DEP have resulted in the DEP's concurrence that no further delineation of soil contamination is required for one of the two former USTs. The remaining UST has shown certain contaminants to be present at levels in excess of the DEP's groundwater cleanup criteria. The Company believes that certain of the contaminants are migrating onto the premises from off-site sources. Under New Jersey statutory law, a property owner cannot be required to clean up groundwater contamination emanating from another party's site; nor may a property owner be required to clean groundwater to a condition better than that of the groundwater entering its property. The Company has made claims against their liability insurance carriers for coverage. Due to the uncertain nature and extent of any additional investigatory or remedial activities that may be required regarding the existing site conditions, potential future costs cannot be estimated by management at this time. If an adverse judgment is entered, the potential effect on the consolidated financial position and consolidated results of operations, in the period in which resolved, cannot be ascertained at this time, but may be material.

The Company was a plaintiff in a lawsuit with the United States Government (the "Government") for delinquent accounts receivables approximating $273,000 (net of $131,000 allowance) as of September 30, 1998. The lawsuit has been settled and, in March of 1999, the government paid the Company $282,000 in satisfaction of the full outstanding receivable.

14.  Subsequent Events

In April of 1999 the Company purchased one share of stock from its sole shareholder for $202,597.

FALLON & FALLON LLP
                                            CERTIFIED PUBLIC ACCOUNTANTS
                                            1392 ROUTE 36, SUITE 102
                                            HAZLET, NEW JERSEY 07730-1716
                                            TELEPHONE: (732) 888-2070
                                            FAX:  (732) 888-6245

                       ACCOUNTANTS' COMPILATION REPORT

To the Board of Directors
Allstates Air Cargo, Inc.
  and Subsidiaries

We have compiled the accompanying consolidated balance sheet of Allstates Air Cargo, Inc. and Subsidiaries as of March 31, 1999, and the statements of operation, stockholder's equity, and cash flows for the six months ended March 31, 1999 and 1998, in accordance with Statements on Standards for Accounting and Review Services issued by the American institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

Management has elected to omit substantially all of the disclosures required by generally accepted accounting principles. If the omitted disclosures were included in the financial statements, they might influence the user's conclusions about the company's financial position, results of operations, and cash flows. Accordingly, these financial statements are not designed for those who are not informed about such matters.




July 28, 1999       FALLON & FALLON LLP

                   ALLSTATES AIR CARGO, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEET
                             AS OF MARCH 31, 1999

                                    ASSETS


Current assets:
  Cash and cash equivalents                                    $     109,056
  Accounts receivable - trade, net of allowance
   for doubtful accounts of $469,856                               3,686,760
  Prepaid expenses and other assets                                   86,773
  Deferred income taxes                                              189,428
                                                                ------------
      Total current assets                                         4,072,017

  Property, plant and equipment, net                                 518,743
  Security deposits                                                   76,484
  Deferred income taxes                                               33,879
  Other assets                                                       184,584
                                                                ------------
     Total assets                                                 $4,885,707


                    LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
  Accounts payable                                                $2,302,957
  Accrued expenses                                                   462,396
  Short-term bank borrowing                                          170,000
  Current portion of notes payable                                    86,201
  Income taxes payable                                               273,023
                                                                ------------
     Total current liabilities                                     3,294,577

Long-term notes payable, less current portion                         65,649
                                                                ------------
     Total liabilities                                             3,360,226
                                                                ------------

Commitments and contingencies

Stockholder's equity:
  Common stock, no par value, 1,000 shares authorized,
    210 shares issued and outstanding                                 6,000
  Currency translation adjustments                                    3,888
  Retained earnings                                               1,515,593
                                                                ------------
      Total stockholder's equity                                  1,525,481
                                                                ------------
      Total liabilities and stockholder's equity                 $4,885,707
                                                                ============

      See accountants' compilation report.

                 ALLSTATES AIR CARGO, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF INCOME


                                                    SIX MONTHS ENDED
                                                        MARCH 31,
                                                1999                 1998
                                               ------               ------
Revenues                                    $15,926,900          $12,819,451
Cost of transportation                        9,564,065            8,128,232
                                            -----------          -----------
    Gross profit                              6,362,835            4,691,219


Selling, general and
   administrative expenses                    5,727,572            4,596,119
                                            -----------          -----------
        Income from operations                  635,263               95,100

Interest income                                      63                9,000
Interest expense                              (  27,299)           (  23,956)
Other income (loss)                           (     665)              12,380
                                            -----------          -----------
        Income before income tax provision      607,362               92,524

Income tax provision                          ( 302,561)           (  45,272)
                                            -----------          -----------
        Net income                        $     304,801        $      47,252
                                            ===========          ===========






















See accountants' compilation report.
                                     -23-

                 ALLSTATES AIR CARGO, INC. AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                               Deferred        Currency                         Total
                            Common Stock      Financing       Translation      Retained      Stockholders'
                        Shares      Amount      Costs         Adjustments      Earnings         Equity
                        ------      ------    ----------     -------------    ----------     --------------

Balance at
 September 30, 1997      210        6,000      (50,000)         (1,447)        1,090,185        1,044,738

Net income for the six
 months ended
 March 31, 1998           -           -            -               -              47,252           47,252

Deferred financing
 costs                                         (10,000)                                          ( 10,000)

Currency translation
 adjustments              -           -            -            (1,984)           -              (  1,984)
                        ------      ------    ----------     -------------    ----------     --------------
Balance at
 March 31, 1998          210       $6,000     $(60,000)        $(3,431)       $1,137,437       $1,080,006
                        ======      ======    ==========     =============    ==========     ==============


                                               Deferred        Currency                         Total
                            Common Stock      Financing       Translation      Retained      Stockholders'
                        Shares      Amount      Costs         Adjustments      Earnings         Equity
                        ------      ------    ----------     -------------    ----------     --------------

Balance at
 September 30, 1998      210        6,000      (60,000)         (9,824)        1,210,792        1,146,968

Net income for the six
 months ended
 March 31, 1999           -           -            -               -             304,801          304,801

Deferred financing
 costs                                          60,000                                             60,000

Currency translation
 adjustments              -           -            -            13,712            -                13,712
                        ------      ------    ----------     -------------    ----------     --------------
Balance at
 March 31, 1999          210       $6,000     $    -           $ 3,888        $1,515,593       $1,525,481
                        ======      ======    ==========     =============    ==========     ==============

See accountants' compilation report.
                                     -24-

                 ALLSTATES AIR CARGO, INC. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                        SIX MONTHS ENDED
                                                            MARCH 31,
                                                       1998           1997
                                                       ----           ----
Cash flows from operating activities:
  Net income                                      $  304,801     $   47,252
  Adjustments to reconcile net income to net
   Cash used in operating activities:
     Depreciation                                     87,356         81,542
     Provision for doubtful accounts                  58,818         41,581
     Gain (loss) on sale of equipment                    582          4,551
     Deferred financing cost                          60,000            -
     Deferred income taxes                           (23,715)
     (Increase) decrease in assets:
        Accounts receivable                           50,767        813,548
        Prepaid expenses and other assets              8,862       ( 14,910)
        Security deposits                           ( 28,275)           779
   Increase (decrease) in liabilities:
        Accounts payable and accrued expenses       (572,470)    (1,036,120)
        Income tax payable                           273,023         37,560
        Interest payable, related party                  -         ( 20,384
                                                   ----------     ----------
          Net cash provided by (used in) operating
            activities                               276,299       ( 44,601)
                                                   ----------     ----------
Cash flows from investing activities:
  Purchase of equipment                             ( 70,025)      ( 85,469)
  Proceeds from sale of equipment                     14,070          6,700
  Investment in subsidiary                          ( 10,014)           -
                                                   ----------     ----------
          Net Cash Used In Investing Activities     ( 65,969)      ( 78,769)
                                                   ----------     ----------
Cash flows from financing activities:
  Repayments under notes payable                   (  60,663)      ( 65,217)
  Repayments under short-term bank borrowings       (330,000)      (320,000)
  Borrowings under short-term bank borrowings        100,000        350,000
                                                   ----------     ----------
          Net cash used in financing activities   (  290,663)     (  35,217)
                                                   ----------     ----------
Net increase (decrease) in cash and
   cash equivalents                               (   80,329)      (158,587)
Currency translation adjustments                  (   13,712)      (  1,984)
Cash and cash equivalents,
    beginning of six months                          175,673        200,978
                                                   ----------     ----------
Cash and cash equivalents, end of six months      $  109,056    $    40,407
                                                   ==========     ==========

Supplemental disclosures of cash flow information:
  Cash paid during the six months for
    income taxes                                  $   26,538    $     7,712
  Cash paid during the six months for interest    $   45,552    $    19,831
  Equipment acquired through notes payable        $   41,811    $    39,851

See accountants' compilation report.
                                     -25-

Forward looking statements

Certain statements made in this Information Statement are "forward looking statements". Without limiting the generality of the foregoing, such information can be identified by the use of forward-looking terminology such as "anticipate", "will", "would", "expect", "intend", "plans to" or "believes", or other variations thereon, or comparable terminology. Actual results, performance or developments may differ materially from those expressed or implied by such forward-looking statements as a result of market uncertainties or industry factors. Some important factors that may cause actual results that differ materially from those in any forward-looking statements may include the availability of financing in the time frame required, market acceptance of products and services, competitive pressures, and the ability to attract and retain key executive sales and management personnel. Audiogenesis and Allstates each disclaims any obligation or responsibility to update any such forward-looking statements.

                AUDIOGENESIS SYSTEMS, INC. AND SUBSIDIARY
              SELECTED FINANCIAL DATA AND UNAUDITED PRO FORMA
                           COMBINED FINANCIAL DATA



     The Selected Financial Data and the Unaudited Pro Forma Financial Data is provided to aid you in your analysis of the financial aspects of the merger and is presented in summary only. This Data should be read in conjunction with, and is qualified in its entirety by, the respective historical financial statements and notes thereto, if applicable, of Audiogenesis Systems, Inc. ("ASI") and Allstates Air Cargo, Inc. ("Allstates") incorporated by reference into the Information Statement and the financial statements and notes thereto in ASI's Form 10QSB dated May 12, 1999 and 10SB12G/A dated April 1, 1999.


              ALLSTATES AIR CARGO, INC. AND SUBSIDIARIES SELECTED
                                FINANCIAL DATA

We derived the following information from Allstates' audited financial statements.

                                            Years Ended September 30,
                                    1998            1997              1996
                                    --------------------------------------
OPERATION STATEMENT DATA:

Revenues........................  $25,997,927     $25,133,787     $22,390,079
Income before income taxes......      251,561          76,144         281,165
Net income (loss)...............      120,607         (22,409)        113,546

BALANCE SHEET DATA:
Accounts receivable.............  $ 3,796,346     $ 4,058,905     $ 3,416,029
Total assets....................    5,024,107       5,209,891       4,902,854
Accounts payable................    2,824,374       3,291,845       3,033,012
Notes payable...................      170,702         214,779         397,950
Total liabilities...............    3,877,139       4,165,153       3,784,260
Stockholders' equity............    1,146,968       1,044,738       1,118,594

                 AUDIOGENESIS SYSTEMS, INC. AND SUBSIDIARY
               SUMMARY HISTORICAL FINANCIAL DATA AND SUMMARY
                 UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

                     Allstates     Allstates                       Pro Forma
                   Historical Six  Historical Six  Pro Forma Six  Year Ended
                   Months Ended    Months Ended    Months Ended  September 30,
                  March 31, 1999   March 31, 1998  March 31, 1999    1998
                  --------------   --------------  -------------- -----------
OPERATING DATA:
Total revenues.... $15,926,900    $12,819,451     $16,140,187    $26,473,202
                   ===========    ===========     ============   ===========
Income (loss)
  before
  income taxes.....$   607,362    $    92,524     $   746,798    $(  103,481)
                   ===========    ===========     ============   ===========
Net income (loss)..$   304,801    $    47,252     $   480,973    $(  160,963)
                   ===========    ===========     ============   ===========

Net income (loss)
 per weighted
 average Common
 Stock outstanding $      0.02    $     0.00      $      0.01    $(     0.01)
                   ===========    ===========     ============   ===========

Weighted average
 Common Stock
 outstanding       18,000,000      18,000,000      32,109,872     32,109,872
                   ===========    ===========     ============   ===========


BALANCE SHEET DATA (at end of period):
Accounts
 receivable........  $3,686,760   $  3,203,775    $  3,719,786   $ 3,828,529
Total assets........  4,885,707      4,240,847       5,291,496     5,555,302
Accounts payable...   2,302,957      2,190,620       2,347,286     2,846,758
Notes payable......     151,850        189,413       2,711,850     2,730,702
Total liabilities...  3,360,226      3,160,842       6,208,416     6,850,735
Stockholders' equity. 1,525,481      1,080,006        (916,920)   (1,295,433)


                 AUDIOGENESIS SYSTEMS, INC. AND SUBSIDIARY
               BASIS OF PRESENTATION TO UNAUDITED PRO FORMA
                           COMBINED BALANCE SHEET
                           As of March 31, 1999



The Unaudited Pro Forma Combined Balance Sheet gives effect to the proposed merger of Audiogenesis Systems, Inc. ("ASI") and Allstates Air Cargo, Inc. ("Allstates") as a recapitalization of Allstates with Allstates as the acquiror (reverse acquisition). This event has been presented as if it had occurred on March 31, 1999. The Unaudited Pro Forma Combined Balance Sheet gives effect to the merger under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16. In the opinion of management, all significant adjustments necessary to reflect the effects of the merger have been made.

The Unaudited Pro Forma Combined Balance Sheet is presented for comparative purposes only and is not necessarily indicative of what the actual combined financial position of ASI and Allstates would have been, nor does it purport to represent the future combined financial position of ASI and Allstates.
This Unaudited Pro Forma Combined Balance Sheet should be read in conjunction with, and is qualified in its entirety by, the respective historical financial statements and notes thereto, if applicable, of ASI and Allstates incorporated by reference into the Information Statement and the financial statements and notes thereto in ASI's Form 10QSB dated May 12, 1999.

                 AUDIOGENESIS SYSTEMS, INC. AND SUBSIDIARY
                UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                            As of March 31, 1999

                                  ASSETS

                                                        Pro Forma     ASI
                                   ASI     Allstates     Merger     Pro Forma
                               Historical  Historical  Adjustments  Combined
                               ----------  ----------  -----------  ---------
Cash and cash equivalents       $ 68,670   $ 109,056   $(22,500)(A) $ 155,226
Accounts receivable               33,026   3,686,760        -       3,719,786
Inventories                       74,890       -            -          74,890
Property, plant and equipment      4,116     518,743        -         522,859
Security deposits                  1,957      76,484        -          78,441
Other assets                         300     494,664        -         494,964
Goodwill                              -         -       245,330 (B)   245,330
                               ----------  ----------  -----------  ---------
    Total assets               $ 182,959  $4,885,707  $ 222,830    $5,291,496


                   LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Accounts payable              $   44,329  $2,161,594  $      -     $2,205,923
Accrued expenses                 160,180     462,396         -        622,576
Short-term bank borrowing           -        311,363         -        311,363
Notes payable                       -        151,850   2,560,000(C) 2,711,850
Shareholder loan                  80,000       -             -         80,000
Taxes payable                      3,681     273,023         -        276,704
                               ----------  ----------  -----------  ---------
    Total liabilities            288,190   3,360,226   2,560,000    6,208,416
                               ==========  ==========  ===========  =========


Stockholders' equity:
Common stock                    1,149,858      6,000 (1,032,259)(D)   123,599
Currency translation adjustments    -          3,888      -             3,888
Retained earnings (deficit)    (1,255,089) 1,515,593  1,255,089(E)  1,515,593
Treasury stock                      -         -      (2,560,000)(F)(2,560,000)
                               ----------  ----------  -----------  ---------
   Total stockholders' equity  ( 105,231)  1,525,481  (2,337,170)   ( 916,920)
                               ----------  ----------  -----------  ---------

   Total liabilities and
      stockholders' equity   $   182,959  $4,885,707  $  222,830   $5,291,496
                               ==========  ==========  ===========  =========



                 AUDIOGENESIS SYSTEMS, INC. AND SUBSIDIARY
               BASIS OF PRESENTATION TO UNAUDITED PRO FORMA
                      COMBINED STATEMENT OF OPERATIONS
                  For the Six Months Ended March 31, 1999

The Unaudited Pro Forma Combined Statement of Operations gives effect to the proposed merger of Audiogenesis Systems, Inc. ("ASI") and Allstates Air Cargo, Inc. ("Allstates") as a recapitalization of Allstates with Allstates as the acquiror (reverse acquisition). This event has been presented as if it had occurred at the beginning of the six month period ended March 31, 1999. The Unaudited Pro Forma Combined Statement of Operations gives effect to the merger under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16. In the opinion of management, all significant adjustments necessary to reflect the effects of the merger have been made.

The Unaudited Pro Forma Combined Statement of Operations is presented for comparative purposes only and is not necessarily indicative of what the actual combined financial position of ASI and Allstates would have been, nor does it purport to represent the future combined financial position of ASI and Allstates. This Unaudited Pro Forma Combined Statement of Operations should be read in conjunction with, and is qualified in its entirety by, the respective historical financial statements and notes thereto, if applicable, of ASI and Allstates incorporated by reference into the Information Statement and the financial statements and notes thereto in ASI's Form 10QSB dated May 12, 1999.

                 AUDIOGENESIS SYSTEMS, INC. AND SUBSIDIARY
           UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                   For the Six Months Ended March 31, 1999

                                                        Pro Forma      ASI
                                  ASI     Allstates     Merger      Pro Forma
                              Historical  Historical  Adjustments   Combined
                              ----------  ----------  -----------   ---------
Revenues                       $513,287  $15,926,900 $(300,000)(G)$16,140,187
Cost of revenues                112,679    9,564,065        -       9,676,744
                              ----------  ----------  -----------  ----------
Gross profit                    400,000    6,362,835  (300,000)     6,463,443

Operating expenses:
  Selling, general and
    administrative              188,766    5,727,572  (300,000)(G)  5,616,338
  Research and development       25,000        -          -            25,000
                              ----------  ----------  -----------   ---------
     Total operating expenses   213,766    5,727,572  (300,000)     5,641,338
                              ----------  ----------  -----------   ---------

Income from operations          186,842      635,263       -          822,105

Other income (expense):
  Interest income                  -              63       -               63
  Interest expense               (3,575)    ( 27,299)  (89,600)(H)   (120,474)
  Other income (loss)            45,769       (  665)       -          45,104
                              ----------  ----------  -----------   ---------
Income before income taxes      229,036      607,362   (89,600)       746,798
                              ----------  ----------  -----------   ---------

Income tax provision               -       ( 302,561)   36,736(I)    (265,825)
                              ----------  ----------  -----------   ---------
Net income                    $229,036     $ 304,801  $(52,864)     $ 480,973
                              ==========  ==========  ===========   =========

Weighted average of common
 shares outstanding                      $18,000,000 $14,109,872(J)$32,109,872
                                          ==========  ===========   =========

Net income per common share              $      0.02               $      0.01
                                          ==========                ==========

                 AUDIOGENESIS SYSTEMS, INC. AND SUBSIDIARY
               BASIS OF PRESENTATION TO UNAUDITED PRO FORMA
                           COMBINED BALANCE SHEET
                         As of September 30, 1998

The Unaudited Pro Forma Combined Balance Sheet gives effect to the proposed merger of Audiogenesis Systems, Inc. ("ASI") and Allstates Air Cargo, Inc. ("Allstates") as a recapitalization of Allstates with Allstates as the acquiror (reverse acquisition). This event has been presented as if it had occurred on September 30, 1998. The Unaudited Pro Forma Combined Balance Sheet gives effect to the merger under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16. In the opinion of management, all significant adjustments necessary to reflect the effects of the merger have been made.

The Unaudited Pro Forma Combined Balance Sheet is presented for comparative purposes only and is not necessarily indicative of what the actual combined financial position of ASI and Allstates would have been, nor does it purport to represent the future combined financial position of ASI and Allstates.
This Unaudited Pro Forma Combined Balance Sheet should be read in conjunction with, and is qualified in its entirety by, the respective historical financial statements and notes thereto of ASI and Allstates incorporated by reference into the Information Statement and the financial statements and notes thereto in ASI's Form 10SB12G/A dated April 1, 1999.

                 AUDIOGENESIS SYSTEMS, INC. AND SUBSIDIARY
                UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                          As of September 30, 1998

                                  ASSETS

                                                        Pro Forma      ASI
                                  ASI     Allstates     Merger      Pro Forma
                              Historical  Historical  Adjustments   Combined
                              ----------  ----------  -----------   ---------
Cash and cash equivalents     $   1,834   $  175,673  $(22,500)(K) $  155,007
Accounts receivable              32,183    3,796,346       -        3,828,529
Inventories                      41,065       -            -           41,065
Property, plant and equipment     1,990      477,449       -          479,439
Security deposits                 1,957      104,759       -          106,716
Other assets                        300      469,880       -          470,180
Goodwill                             -          -       474,366(L)    474,366
                              ----------  ----------  -----------   ---------
  Total assets                   79,329    5,024,107    451,866     5,555,302
                              ==========  ==========  ===========   =========


                   LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Accounts payable                 22,384   2,824,374       -         2,846,758
Accrued expenses                291,720     482,063       -           773,783
Short-term bank borrowing           -       400,000       -           400,000
Notes payable                       -       170,702   2,560,000(M)  2,730,702
Shareholder loan                 95,000        -          -            95,000
Taxes payable                     4,492        -          -             4,492
                              ----------  ----------  -----------   ---------
     Total liabilities          413,596   3,877,139   2,560,000     6,850,735
                              ==========  ==========  ===========   =========

Stockholders' equity:
Common stock                  1,149,858       6,000  (1,032,259)(N)   123,599
Currency translation
  adjustments                     -        (  9,824)      -            (9,824)
Retained earnings (deficit)  (1,484,125)  1,210,792   1,484,125(O)  1,210,792
Deferred financing costs          -         (60,000)      -          ( 60,000)
Treasury stock                    -            -     (2,560,000)(P)(2,560,000)
                              ----------  ----------  -----------   ---------
   Total stockholders equity  ( 334,267)  1,146,968  (2,108,134)   (1,295,433)
                              ----------  ----------  -----------   ---------

   Total liabilities and
     stockholders' equity   $     79,329 $5,024,107  $  451,866    $5,555,302
                              ==========  ==========  ===========   =========

                 AUDIOGENESIS SYSTEMS, INC. AND SUBSIDIARY
               BASIS OF PRESENTATION TO UNAUDITED PRO FORMA
                      COMBINED STATEMENT OF OPERATIONS
                   For the Year Ended September 30, 1998


   The Unaudited Pro Forma Combined Statement of Operations gives effect to the proposed merger of Audiogenesis Systems, Inc. ("ASI") and Allstates Air Cargo, Inc. ("Allstates") as a recapitalization of Allstates with Allstates as the acquiror (reverse acquisition). This event has been presented as if it had occurred at the beginning of the year ended September 30, 1998. The Unaudited Pro Forma Combined Statement of Operations gives effect to the merger under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16. In the opinion of management, all significant adjustments necessary to reflect the effects of the merger have been made.

The Unaudited Pro Forma Combined Statement of Operations is presented for comparative purposes only and is not necessarily indicative of what the actual combined financial position of ASI and Allstates would have been, nor does it purport to represent the future combined financial position of ASI and Allstates. This Unaudited Pro Forma Combined Statement of Operations should be read in conjunction with, and is qualified in its entirety by, the respective historical financial statements and notes thereto of ASI and Allstates incorporated by reference into the Information Statement and the financial statements and notes thereto in ASI's Form 10SB12G/A dated April 1, 1999.

                 AUDIOGENESIS SYSTEMS, INC. AND SUBSIDIARY
           UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                   For the Year Ended September 30, 1998

                                                        Pro Forma      ASI
                                  ASI     Allstates     Merger      Pro Forma
                              Historical  Historical  Adjustments   Combined
                              ----------  ----------  -----------   ---------
Revenues                       $475,275  $25,997,927  $    -      $26,473,202
Cost of revenues                197,429   16,304,751       -       16,502,180
                              ----------  ----------  -----------   ---------
Gross profit                    277,846    9,693,176       -        9,971,022
                              ----------  ----------  -----------   ---------
Operating expenses:
 Selling, general and
   administrative               339,019    9,416,799       -        9,755,818
 Research and development       100,000        -           -          100,000
                              ----------  ----------  -----------   ---------
   Total operating expenses     439,019    9,416,799       -        9,855,818
                              ----------  ----------  -----------   ---------

Income from operations         (161,173)     276,377       -          115,204

Other income (expense):
  Interest income                  -           9,512       -            9,512
  Interest expense              (14,669)    ( 54,061)  (179,200)(Q)  (247,930)
  Other income (loss)              -          19,733       -           19,733
                              ----------  ----------  -----------   ---------
Income before income taxes     (175,842)     251,561   (179,200)     (103,481)

Income tax provision               -         130,954   ( 73,472)(R)    57,482
                              ----------  ----------  -----------   ---------
    Net income (loss)         $(175,842)   $ 120,607  $(105,728)   $( 160,963)
                              ==========  ==========  ===========   =========

Weighted average of common
  shares outstanding                     $18,000,000 $14,109,872(S)$32,109,872
                                          ==========  ===========   ==========
Net income per common share              $      0.01               $   ( 0.01)
                                          ==========                =========


                 AUDIOGENESIS SYSTEMS, INC. AND SUBSIDIARY
            NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                            As of March 31, 1999


A. Represents an adjustment for the estimated costs of the merger for professional fees and printing.

B. Goodwill is calculated as the excess of the aggregate fair value of ASI's outstanding stock ($140,099 assuming a market price of $.01 per share) at the date of acquisition after allocation to ASI's net assets of $(105,231).

C. The merger agreement provides for the assumption of an obligation to pay $2,560,000 to the Estate of Albert G. Hoffman, Jr.

D. Represents an adjustment to eliminate the book value of ASI's common stock of $1,149,858, to increase Allstates' common stock by the fair value of ASI's outstanding stock of $140,099, and to record the estimated costs of the merger of $22,500.

E.  Represents an adjustment to eliminate ASI's retained deficit.

F. The assumption of the $2,560,000 obligation (see note C) has been accounted for as the purchase of treasury stock.

                 AUDIOGENESIS SYSTEMS, INC. AND SUBSIDIARY
       NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  For the Six Months Ended March 31, 1999


G.  Represents an adjustment to eliminate inter-company transactions.

H. Represents interest on the assumed note payable of $2,560,000 for six months at 7%.

I.  Represents the tax adjustment for the additional interest expense.

J. Recapitalizes Allstates' shares to 18,000,000, the equivalent number of shares received in the transaction and shows the shares retained by ASI's shareholders as issued for the reverse acquisition.

                AUDIOGENESIS SYSTEMS, INC. AND SUBSIDIARY

           NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                         As of September 30, 1998


K. Represents an adjustment for the estimated costs of the merger for professional fees and printing.

L. Goodwill is calculated as the excess of the aggregate fair value of ASI's outstanding stock ($140,099 assuming a market price of $.01 per share) at the date of acquisition after allocation to ASI's net assets of $(334,267).

M. The merger agreement provides for the assumption of the obligation to pay $2,560,000 to the Estate of Albert G. Hoffman, Jr.

N. Represents an adjustment to eliminate ASI's common stock of 1,149,858, to increase Allstates' common stock by the fair value of ASI's outstanding stock of $140,099, and to record the estimated costs of the merger of $22,500.

O.  Represents an adjustment to eliminate ASI's retained deficit.

P. The assumption of the $2,560,000 obligation (see note M) has been accounted for as the purchase of treasury stock.

                 AUDIOGENESIS SYSTEMS, INC. AND SUBSIDIARY
       NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                   For the Year Ended September 30, 1998


Q. Represents interest on the assumed note payable of $2,560,000 for one year at 7%.

R.  Represents the tax adjustment for the additional interest expense.

S. Recapitalizes Allstates' shares to 18,000,000, the equivalent number of shares received in the transaction and shows the shares retained by ASI's shareholders as issued for the reverse acquisition.